EXHIBIT 11

                            STORAGE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                               COMPUTATION OF EARNINGS PER COMMON SHARE
                               (In thousands, except per share amounts)
                                              (Unaudited)
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
                                                        QUARTER ENDED                  NINE MONTHS ENDED
                                                  ---------------------------     ---------------------------
                                                  SEPTEMBER 26,  SEPTEMBER 27,    SEPTEMBER 26,  SEPTEMBER 27,
                                                      1997           1996             1997           1996
                                                  ------------   ------------     ------------   ------------
PRIMARY (a)
Earnings
  Income before extraordinary item                    $54,530        $39,500         $148,103       $102,949
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                                                                      9,535
                                                  ------------   ------------     ------------   ------------
  Net income                                          $54,530        $39,500         $148,103       $112,484
                                                  ============   ============     ============   ============

Shares
  Weighted average common shares outstanding           61,595         60,231           61,445         55,774
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                          1,003            849              914            562
                                                  ------------   ------------     ------------   ------------
  Weighted average common shares
    and equivalents                                    62,598         61,080           62,359         56,336
                                                  ============   ============     ============   ============

Earnings per common share:
  Income before extraordinary item                      $0.87          $0.65            $2.38          $1.83
  Extraordinary gain, net                                                                               0.17
                                                  ------------   ------------     ------------   ------------
                                                        $0.87          $0.65            $2.38          $2.00
                                                  ============   ============     ============   ============
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
                                                        QUARTER ENDED                  NINE MONTHS ENDED
                                                  ---------------------------     ---------------------------
                                                  SEPTEMBER 26,  SEPTEMBER 27,    SEPTEMBER 26,  SEPTEMBER 27,
                                                      1997           1996             1997           1996
                                                  ------------   ------------     ------------   ------------
FULLY DILUTED (b)
Earnings
  Income before extraordinary item                    $54,530        $39,500         $148,103       $102,949
  Adjustment for interest and amortization
    of debt issue costs on 7% Convertible
    Debentures, net of estimated tax effects                             216                           5,329
  Adjustment for interest and amortization
    of debt issue costs on 8% Convertible
    Debentures, net of estimated tax effects                           2,450              255          7,350
                                                  ------------   ------------     ------------   ------------
  Income before extraordinary item                     54,530         42,166          148,358        115,628
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                                                                      9,535
                                                  ------------   ------------     ------------   ------------
  Net income, as adjusted                             $54,530        $42,166         $148,358       $125,163
                                                  ============   ============     ============   ============

Shares
  Weighted average common shares outstanding           61,595         60,231           61,444         55,774
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                          1,003            932            1,038            984
  Adjustment for shares issuable upon assumed
    conversion of 7% Convertible Debentures                              609                           5,000
  Adjustment for shares issuable upon assumed
    conversion of 8% Convertible Debentures                            4,131              193          4,132
                                                  ------------   ------------     ------------   ------------
  Weighted average common shares
    and equivalents, as adjusted                       62,598         65,903           62,675         65,890
                                                  ============   ============     ============   ============

Earnings per common share:
  Income before extraordinary item                      $0.87          $0.64            $2.37          $1.75
  Extraordinary gain, net                                                                               0.15
                                                  ------------   ------------     ------------   ------------
                                                        $0.87          $0.64            $2.37          $1.90
                                                  ============   ============     ============   ============

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
                                                        QUARTER ENDED                  NINE MONTHS ENDED
                                                  ---------------------------     ---------------------------
                                                  SEPTEMBER 26,  SEPTEMBER 27,    SEPTEMBER 26,  SEPTEMBER 27,
                                                      1997           1996             1997           1996
                                                  ------------   ------------     ------------   ------------
SUPPLEMENTARY  (c)
Earnings
  Income before extraordinary item                                   $39,500                        $102,949
  Adjustment for interest and amortization
    of debt issue costs on 7% Convertible
    Debentures, net of estimated tax effects                             216                           5,329
                                                                 ------------                    ------------
  Income before extraordinary item                                    39,716                         108,278
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                                                                      9,535
                                                                 ------------                    ------------
  Net income, as adjusted                                            $39,716                        $117,813
                                                                 ============                    ============
Shares
  Weighted average common shares outstanding                          60,231                          55,774
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                                           849                             561
  Adjustment for shares issuable assuming the
    conversion of 7% Convertible Debentures
    occurred at the beginning of the period                              609                           5,000
                                                                 ------------                    ------------
  Weighted average common shares
    and equivalents, as adjusted                                      61,689                          61,335
                                                                 ============                    ============

Earnings per common share:
  Income before extraordinary item                                     $0.64                           $1.77
  Extraordinary gain, net                                                                               0.15
                                                                 ------------                    ------------
                                                                       $0.64                           $1.92
                                                                 ============                    ============


(a) These figures agree with the related amounts in the Consolidated Statement of Operations.
(b) Fully diluted earnings per common share for nine months ended September 26, 1997, and for quarter and nine months ended September 27, 1996, reflect the assumed conversion of the
    Company's 7% and 8% Convertible Subordinated Debentures.
(c) Supplemental earnings per common share for the quarter and nine months ended September 27, 1996, reflect the assumed conversion of the Company's 7% Convertible Subordinated Debentures,
    whereas these convertible securities were not outstanding or were not dilutive in the same periods of 1997.  The supplemental earnings per share amounts reflect the primary earnings per share amounts as if the conversion had occurred at the beginning of the period.
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